Exhibit 10.105

Jonnie R. Williams

March 14, 2008

Star Scientific, Inc.

Board of Directors

1250 24th St. NW

Suite 700

Washington, DC 20037

VIA FAX: 301-654-9308 Bob Pokusa

Gentlemen:

I will extend to the company a loan of up to $2,000,000. through March 31, 2009, or until $2,000,000. of additional capital is invested in the company.

Respectfully,

/s/ Jonnie R. Williams
Jonnie R. Williams
CEO

Cc: Phil Piser

1 Starwood Lane

Manakin Sabot, VA 23103